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                                                                  EXHIBIT 23.3


                          CONSENT OF PATENT COUNSEL

I hereby consent to the reference to my firm under the captions "Risk Factors-- Legal Proceedings" and "Legal Proceedings" in the Registration Statement on Form S-1 of NVIDIA Corporation for the registration of 4,025,000 shares of its Common Stock.

                                LAW OFFICES OF MICHAEL A. GLENN


                                By: /s/ Michael A. Glenn
                                    ---------------------------
                                        Michael A. Glenn

Menlo Park, California
January 21, 1999